EXHIBIT 3(i)


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SCOTSMAN HOLDINGS, INC.

                   __________________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                   __________________________________________



         Scotsman Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST:   Article FIRST of the Corporation's Certificate of
Incorporation is hereby amended to read in its entirety as set forth below:

                  "FIRST: The name of the Corporation shall be "Williams Scotsman International, Inc."

         SECOND: The foregoing amendment was duly adopted by the written consent of the board of directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended.

         THIRD:   The capital of the Corporation shall not be reduced under or by reason of this amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this 25th day of May, 2005.



                                       Scotsman Holdings, Inc.

                                       By: /s/ John B. Ross
                                           ---------------------------------
                                           Name:   John B. Ross
                                           Title:  Secretary